Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(571,625)
Unrealized Gain (Loss) on Market Value of Futures	978,565
Dividend Income	20,998
Interest Income	84,948
Total Income (Loss)	$512,886

Expenses
General Partner Management Fees	$27,550
Professional Fees	9,247
Brokerage Commissions	522
Non-interested Directors' Fees and Expenses	659
Prepaid Insurance Expense	496
NYMEX License Fee	689
Total Expenses	$39,163
Net Income (Loss)	$473,723

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$54,506,398
Net Income (Loss)	473,723

Net Asset Value End of Month	$54,980,121
Net Asset Value Per Share (2,500,000 Shares)	$21.99

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596